Exhibit 99.1

News

For Immediate Release

Contact:	Bernard J. Kilkelly Vice President, Investor Relations
Phone:	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Reports Second Quarter 2009 Operating EPS of $1.09;
Net Income per Share is $0.74
Wilmington, Delaware — July 28, 2009 — Delphi Financial Group, Inc. (NYSE: DFG) announced today that operating earnings (1) in the second quarter of 2009 were $54.9 million or $1.09 per share, compared to $39.5 million or $0.81 per share in the second quarter of 2008. Operating earnings for the first half of 2009 were $93.6 million or $1.90 per share, compared to $64.9 million or $1.31 per share in the first half of 2008. Annualized operating return on beginning equity (2) in the second quarter of 2009 was 25.5%, compared to 14.7% in the second quarter of 2008.
Delphi reported net income in the second quarter of 2009 of $37.0 million or $0.74 per share, compared to $26.9 million or $0.55 per share in the second quarter of 2008. Net income in the second quarter of 2009 included after-tax realized investment losses of $(17.9) million or $(0.35) per share, including other-than-temporary impairments of $(16.2) million or ($0.32) per share. Net income in the second quarter of 2008 included after-tax realized investment losses of $(12.7) million or $(0.26) per share, including other-than-temporary impairments of $(11.8) million or ($0.24) per share.
Delphi’s net income in the first half of 2009 was $61.5 million or $1.25 per share, compared to net income in the first half of 2008 of $48.0 million or $0.97 per share. Net income in the first half of 2009 included after-tax realized investment losses of $(32.2) million or $(0.65) per share, including other-than-temporary impairments of $(27.6) million or ($0.56) per share. Net income in the first half of 2008 included after-tax realized investment losses of $(16.9) million or $(0.34) per share, including other-than-temporary impairments of $(15.8) million or ($0.32) per share.
Core group employee benefit premiums in the second quarter of 2009 grew 2% from the second quarter of 2008, reaching $331 million. Excess workers’ compensation premiums at Delphi’s Safety National subsidiary rose 8% while core premiums at Delphi’s Reliance Standard Life subsidiary increased 1%. Delphi’s group employee benefit combined ratio in the second quarter of 2009 was 93.1% compared to 91.8% for the second quarter of 2008 and 92.2% for the full year 2008, as a decline in loss ratio was offset by an increase in expense ratio resulting in part from new product initiatives at Safety National.
In its asset accumulation segment, Delphi achieved annuity sales of $115 million in the second quarter of 2009, up 15% from the second quarter of 2008. Funds under management at June 30, 2009 were $1.4 billion, up from $1.3 billion at December 31, 2008.

Delphi Financial Reports Second Quarter 2009 Operating EPS of $1.09	Page 2

Delphi’s net investment income in the second quarter of 2009 was $92.0 million compared to $60.8 million in the second quarter of 2008. Invested assets at June 30, 2009 were $5.2 billion compared to $4.8 billion at June 30, 2008. The tax equivalent yield on the Company’s investment portfolio in the second quarter of 2009 was 7.9% compared to 5.4% in the second quarter of 2008. Shareholders’ equity at June 30, 2009 was $1.052 billion, up from $820 million at December 31, 2008 and $1.032 billion at June 30, 2008. Diluted book value per share was $21.28 at June 30, 2009, compared with $18.41 at December 31, 2008 and $22.03 at June 30, 2008.
Robert Rosenkranz, Chairman and Chief Executive Officer, commented, “Delphi’s ability to maintain book value per share at levels consistent with last year is a notable achievement for any financial institution in a time of unprecedented market turmoil and credit impairment. This is testimony to the earning power of our insurance operations. In the second quarter, Reliance Standard was able to grow its revenues slightly while maintaining pricing and underwriting discipline and achieving very strong underwriting margins. At Safety National, strong premium and production momentum in the second quarter was accelerated by July renewals, which are not included in second quarter results. Safety’s annualized new business production in excess workers’ compensation was $37 million for the first seven months of 2009, versus $26 million for all of 2008. Our assumed excess of loss workers’ compensation treaty reinsurance line has also grown rapidly and has been producing excellent underwriting results. We have classified this line as ‘non-core’ during its start-up phase, but expect to be including premiums from this business as core premiums starting in the third quarter.”
Mr. Rosenkranz added, “Our improved investment results reflected higher spreads in our fixed income portfolio. Our alternative asset portfolio, sharply reduced in size from a year ago, produced excellent results. Cash balances continue at record levels, representing considerable latent earnings power. Delphi strengthened our balance sheet and enhanced our financial flexibility to support the growth of our insurance businesses by completing a $51 million common stock offering in April. We remain optimistic about our long-term growth prospects and confident in our ability to meet our financial targets for the remainder of 2009.”
Conference Call
On July 29, 2009 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s second quarter 2009 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on July 29, 2009. Investors can also download Delphi’s second quarter 2009 statistical supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion, such as earnings per share guidance, and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as

Delphi Financial Reports Second Quarter 2009 Operating EPS of $1.09	Page 3

“expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules or interpretation, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Forward-looking statements contained in the foregoing discussion are made as of the date of this press release and Delphi disclaims any obligation to update these or any other forward-looking statements.
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, large deductible workers’ compensation, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1)	Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management’s discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Redemption of junior subordinated deferrable interest debentures occur based on management’s decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management’s decision to dispose of an investment, and investment losses may be realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management’s decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. For reconciliations of the respective operating earnings amounts to the corresponding net income amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows. All per share amounts are on a diluted basis.

Delphi Financial Reports Second Quarter 2009 Operating EPS of $1.09	Page 4

(2)	Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings, as defined in the preceding footnote (1) (rather than the most directly comparable GAAP measure, net income), divided by beginning shareholders’ equity. For the reasons that the Company believes that the calculation of this non-GAAP measure based upon operating earnings is useful, see such footnote. For reconciliations of the respective annualized operating return on equity amounts to the corresponding annualized net income return on equity amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows.
####

DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	06/30/09	06/30/08	06/30/09	06/30/08
Income Statement Data

Operating earnings (Non-GAAP measure)	$54,864	$39,549	$93,647	$64,877
Net realized investment losses, net of taxes	(17,857)	(12,674)	(32,156)	(16,858)

Net income (GAAP measure)	$37,007	$26,875	$61,491	$48,019

Diluted results per share of common stock:
Operating earnings (Non-GAAP measure)	$1.09	$0.81	$1.90	$1.31
Net realized investment losses, net of taxes	(0.35)	(0.26)	(0.65)	(0.34)

Net income (GAAP measure)	$0.74	$0.55	$1.25	$0.97

Annualized operating return on beginning equity	25.5%	14.7%	22.8%	11.4%

Annualized net income return on beginning equity (GAAP measure)	17.2%	10.0%	15.0%	8.4%

	06/30/09	12/31/08

Balance Sheet Data
Shareholders’ equity, excluding accumulated other comprehensive (loss) income	$1,284,886	$1,172,289
Add: Accumulated other comprehensive loss	(232,753)	(351,710)

Shareholders’ equity (GAAP measure)	$1,052,133	$820,579

Diluted book value per share of common stock, excluding accumulated other comprehensive (loss) income (Non-GAAP measure)	$25.25	$24.77
Add: Accumulated other comprehensive loss	(3.97)	(6.36)

Diluted book value per share of common stock (GAAP measure)	$21.28	$18.41

Please see footnotes 1 and 2 of the press release to which this table is attached for important information regarding these non-GAAP financial measures.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	06/30/09	06/30/2008	06/30/09	06/30/08
Revenue:
Premium and fee income	$352,445	$340,774	$710,166	$683,064
Net investment income	92,023	60,750	154,878	93,087
Net realized investment losses:
Total other-than-temporary impairment losses	(45,628)	(18,131)	(63,236)	(24,306)
Less: Portion of other-than-temporary impairment losses recognized in other comprehensive income	20,719	—	20,719	—

Net impairment losses recognized in earnings	(24,909)	(18,131)	(42,517)	(24,306)
Other net realized investment losses	(2,562)	(1,368)	(6,953)	(1,629)

	(27,471)	(19,499)	(49,470)	(25,935)

	416,997	382,025	815,574	750,216

Benefits and expenses:
Benefits, claims and interest credited to policyholders	251,807	243,755	507,405	486,667
Commissions and expenses	109,262	94,683	215,396	184,576

	361,069	338,438	722,801	671,243

Operating income	55,928	43,587	92,773	78,973

Interest expense:
Corporate debt	3,876	4,289	7,861	8,513
Junior subordinated debentures	3,241	3,246	6,481	6,486
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	—	353	—	757
Income tax expense	11,804	8,824	16,940	15,198

Net income	$37,007	$26,875	$61,491	$48,019

Basic results per share of common stock:
Net income	$0.74	$0.56	$1.25	$0.99

Weighted average shares outstanding	50,148	48,146	49,091	48,600

Diluted results per share of common stock:
Net income	$0.74	$0.55	$1.25	$0.97

Weighted average shares outstanding	50,343	49,000	49,233	49,576

Dividends paid per share of common stock	$0.10	$0.10	$0.20	$0.19

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	6/30/2009	12/31/2008
Assets:
Investments:
Fixed maturity securities, available for sale	$4,037,088	$3,773,382
Short-term investments	626,774	401,620
Other investments	542,965	479,921

	5,206,827	4,654,923

Cash	79,194	63,837
Cost of business acquired	241,055	264,777
Reinsurance receivables	375,871	376,731
Goodwill	93,929	93,929
Other assets	364,935	409,103
Assets held in separate account	100,189	90,573

Total assets	$6,462,000	$5,953,873

Liabilities and Shareholders’ Equity:
Policy liabilities and accruals	$2,705,050	$2,574,050
Policyholder account balances	1,435,319	1,356,932
Corporate debt	365,750	350,750
Junior subordinated debentures	175,000	175,000
Other liabilities and policyholder funds	624,473	581,954
Liabilities related to separate account	100,189	90,573

Total liabilities	5,405,781	5,129,259

Shareholders’ equity:
Class A Common Stock	522	489
Class B Common Stock	60	60
Additional paid-in capital	582,219	522,596
Accumulated other comprehensive loss	(232,753)	(351,710)
Retained earnings	899,331	846,390
Treasury stock, at cost	(197,246)	(197,246)

Total shareholders’ equity	1,052,133	820,579

Noncontrolling interest	4,086	4,035

Total equity	1,056,219	824,614

Total liabilities and shareholders’ equity	$6,462,000	$5,953,873

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended
	06/30/09	06/30/08
Operating activities:
Net income	$61,491	$48,019
Adjustments to reconcile net income to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	137,172	108,256
Net change in reinsurance receivables and payables	(6,663)	16,881
Amortization, principally the cost of business acquired and investments	24,842	33,010
Deferred costs of business acquired	(64,079)	(60,481)
Net realized losses on investments	49,470	25,935
Net change in federal income tax liability	5,228	(24,913)
Other	(15,428)	15,866

Net cash provided by operating activities	192,033	162,573

Investing activities:
Purchases of investments and loans made	(668,972)	(706,313)
Sales of investments and receipts from repayment of loans	130,226	148,589
Maturities of investments	446,734	317,518
Net change in short-term investments	(225,154)	(39,683)
Change in deposit in separate account	4,845	3,430

Net cash used by investing activities	(312,321)	(276,459)

Financing activities:
Deposits to policyholder accounts	180,624	154,302
Withdrawals from policyholder accounts	(102,969)	(53,226)
Borrowings under revolving credit facility	17,000	58,000
Principal payments under revolving credit facility	(2,000)	(3,000)
Proceeds from issuance of common stock	51,017	—
Acquisition of treasury stock	—	(42,729)
Other financing activities	(8,027)	(7,157)

Net cash provided by financing activities	135,645	106,190

Increase (decrease) in cash	15,357	(7,696)
Cash at beginning of period	63,837	51,240

Cash at end of period	$79,194	$43,544